Exhibit 99.1

Potbelly Corporation Reports Results for Fourth Fiscal Quarter and Full Year 2022

Closes year strong with same-store-sales up 18.9% and record AUVs of $24,144 for the fourth quarter

Delivers record revenue with full-year same-store sales growth of 18.5%, and significant improvement in profitability with full-year net income of $4.3 million and Adjusted EBITDA of $15.7 million

Provides first quarter and full year 2023 outlook for continued growth and momentum

Chicago, IL. March 2, 2023 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for the fourth fiscal quarter and full year ended December 25, 2022.

Fiscal 2022 Results

Key highlights for the quarter ended December 25, 2022, compared to December 26, 2021:
•Total revenues increased by 17% to $120.2 million compared to $102.8 million, with record Average Unit Volumes (AUVs) of $24,144.
•Positive same-store sales (SSS) for the seventh consecutive quarter, ending the fourth quarter at +18.9%, driven by strength in digital marketing and traffic, as well as continued momentum in Central Business District (CBD) shops and strength in the catering channel.
•Operating income of $3.2 million driven by shop-level margin expansion to 14.2%, up from 9.7% last year.
•GAAP net income attributable to Potbelly Corporation was $2.7 million compared to a GAAP net loss of ($2.5) million. GAAP diluted income per share was $0.09 compared to a GAAP diluted loss per share of ($0.09).
•Adjusted net income1 attributable to Potbelly Corporation was $2.6 million compared to an adjusted net loss1 of ($1.6) million. Adjusted diluted EPS1 was $0.09 compared to an adjusted diluted EPS1 loss of ($0.06).
•EBITDA1 increased significantly to $5.9 million compared to EBITDA1 of $1.3 million.
•Adjusted EBITDA1 improved to $7.5 million compared to Adjusted EBITDA1 of $2.6 million, the third-consecutive quarter of positive Adjusted EBITDA1, despite macroeconomic challenges.

Key highlights for the year ended December 25, 2022, compared to December 26, 2021:
•Total revenues increased by 19% to $452.0 million compared to $380.1 million.
•SSS growth of +18.5%, driven by strong performance across all shop types.
•Achieved record AUVs of $22,464 driven by operations strength, marketing activation and accelerated performance at CBD and airport shops, as well as strength in the catering channel.
•GAAP net income attributable to Potbelly Corporation was $4.3 million compared to a GAAP net loss of ($23.8) million. GAAP diluted income per share was $0.15 compared to a GAAP diluted loss per share of ($0.86).

•Adjusted net loss attributable to Potbelly Corporation was $(68) thousand compared to an adjusted net loss1 of ($14.4) million. Adjusted diluted EPS1 was $0.00 compared to an adjusted diluted EPS1 loss of ($0.52).
•EBITDA1 increased meaningfully to $17.9 million compared to an EBITDA1 loss of ($6.7) million, inclusive of PPP loan forgiveness.
•Adjusted EBITDA1 improved significantly to $15.7 million compared to Adjusted EBITDA1 of $0.5 million.

2022 Strategic Successes:
•Ongoing success of enhanced marketing and digital efforts, as well as promotional activity including LTOs and digital offerings, driving customer acquisition and loyalty.
•Further operational efficiencies through improved staffing and training, increased throughput and significant improvement in customer satisfaction scores.
•Expanded testing and implementation of Potbelly Digital Kitchen (PDK) in both company owned and franchise shop locations, improving in-shop operations, processes and customer experiences.
•Continued momentum towards long-term franchising goals with Shop Development Area Agreements (SDAAs) for 51 new shop commitments over the next 7 to 8 years signed, and significant expansion of the pipeline for potential franchisees.
•Subsequent to year end, replaced short-term revolver with new five-year $25 million term loan to provide financial flexibility and support the Company through next phase of growth.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “I am extremely proud of our strong performance in 2022, as our team executed at an exceptional level and helped us deliver record revenues and AUVs, expanding shop margins and profitability. Potbelly’s accelerated progress over the past two years is directly attributable to initiatives which support our Five-Pillar strategy. Our strategy serves as the foundation for our growth and strategic successes, including continuous menu innovation, strengthened operational efficiencies, and elevation in our marketing efforts. Last year, we made meaningful progress towards our 2024 strategic growth targets including improvement in AUVs, strengthened shop-level margins, and progress towards our franchise unit growth goals. We are proud to have signed agreements for the development of 51 new shops during 2022, supported by a strong and expanding franchisee pipeline. As we progress into 2023 and beyond, we will continue to leverage our proven Five-Pillar Strategy as a roadmap to achieving continued strong performance.”

Mr. Wright continued, “We had exceptionally strong fourth quarter results, generating record quarterly revenue and improved profitability. These results were driven by robust sales driven by traffic expansion and measured price increases, attesting to outsized demand despite macroeconomic uncertainty. Of note, scaling of our digital media campaigns, targeted digital promotions and Perks Loyalty Program activations drove our highest level of digital engagement to date during the quarter. This, coupled with elevated performance from CBD and airport shop locations, as well as continued momentum in catering, translated to record AUVs in a quarter that is historically impacted by seasonality. Additionally, shop-level margins expanded significantly, which was a function of top-line leverage, cost discipline and abating inflationary pressures. These results encapsulate the strength and potential of the Potbelly brand, and we believe we have only scratched the surface of the Company’s growth potential.”

2023 Outlook

	First Quarter 2023	Fiscal Year 2023
AUVs	AUVs $23,000 to $24,000	Record AUVs
Same-store-sales	18.5% to 20.5%	High single-digit growth
Shop-level margin	10.0% to 11.5%	Low teens
Adj. EBITDA	$4-5M	-

Steve Cirulis, Chief Financial Officer, concluded, “2022 laid the groundwork for Potbelly’s next phase of growth, as we made significant progress towards our 2024 and long-term strategic growth and profitability targets. We exited the year with excellent momentum, which we expect to continue through 2023. We anticipate both revenue and profitability to grow in the upcoming first quarter and for the full year 2023, driven by continued execution against our Five-pillar strategy, including accelerated progress against our franchising and refranchising growth initiatives.”

Conference Call
A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-833-630-1088 in the U.S. & Canada, or 1-412-317-1817 internationally.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, March 2, 2023, through midnight March 9, 2023. To access the replay, please call 1-877-344-7529 (U.S.), 855-669-9658 (Canada), or 1-412-317-0088 (International) and enter confirmation code 2581610. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 429 locations shops in the United States including approximately 45 franchised shops. For more information, please visit our website at www.potbelly.com.

Definitions
The following definitions apply to these terms as used throughout this press release:
•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.
•Company-operated comparable store sales or same-store traffic – represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer.
•Average Unit Volumes (AUV) – represents the average sales of all company-operated shops which reported sales during the associated time period.
•EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.
•Shop-level profit (loss) – represents income (loss) from operations excluding franchise royalties and fees, franchise marketing expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs and impairment, loss on the disposal of property and equipment and shop closures.
•Shop-level profit (loss) margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•Adjusted net income (loss) – represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.
•Adjusted diluted EPS – represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

1Non-GAAP Financial Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations, (ii) business strategy, (iii) growth potential, (iv) ability to sustain progress made towards our profitability targets and long-term strategic growth through fiscal year 2023, (v) intention to build further on our growth momentum in the coming quarters, (vi) expectation that we will make meaningful progress in Potbelly’s next phase of growth, (vii) anticipated revenue and profitability growth in the upcoming first quarter and full year 2023, and (viii) first quarter 2023 and fiscal year 2023 outlook including our projections regarding AUVs, same-store sales, shop-level margin and adjusted EBITDA.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Lisa Fortuna or Ashley Gruenberg
Alpha IR Group
312-445-2870
PBPB@alpha-ir.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended				For the Year Ended
	December 25, 2022	% of Revenue	December 26, 2021	% of Revenue	December 25, 2022	% of Revenue	December 26, 2021	% of Revenue
Revenues
Sandwich shop sales, net	$119,029	99.1%	$102,009	99.2%	$447,901	99.1%	$377,283	99.3%
Franchise royalties and fees	1,122	0.9	795	0.8	4,072	0.9	2,769	0.7
Total revenues	120,151	100.0	102,804	100.0	451,973	100.0	380,052	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	34,199	28.7	29,000	28.4	129,151	28.8	105,035	27.8
Labor and related expenses	36,690	30.8	33,437	32.8	142,095	31.7	127,099	33.7
Occupancy expenses	13,327	11.2	13,223	13.0	54,536	12.2	53,821	14.3
Other operating expenses	17,940	15.1	16,475	16.2	74,916	16.7	63,514	16.8

(Percentages stated as a percent of total revenues)
Franchise marketing expenses	333	0.3	100	NM	694	0.2	313	NM
General and administrative expenses	10,842	9.0	8,618	8.4	37,741	8.4	31,724	8.3
Depreciation expense	2,802	2.3	3,572	3.5	11,890	2.6	15,909	4.2
Impairment, loss on disposal of property and equipment and shop closures	775	0.6	628	0.6	4,754	1.1	5,125	1.3
Total expenses	116,908	97.3	105,053	102.2	455,777	100.8	402,540	105.9
Income (loss) from operations	3,243	2.7	(2,249)	(2.2)	(3,804)	(0.8)	(22,488)	(5.9)

Interest expense, net	311	0.3	249	0.2	1,349	0.3	963	0.3
Gain on extinguishment of debt	—	NM	—	NM	(10,191)	(2.3)	—	NM
Income (loss) before income taxes	2,932	2.4	(2,498)	(2.4)	5,038	1.1	(23,451)	(6.2)
Income tax expense (benefit)	178	0.1	(57)	NM	327	NM	172	NM
Net income (loss)	2,754	2.3	(2,441)	(2.4)	4,711	1.0	(23,623)	(6.2)
Net income (loss) attributable to non-controlling interest	99	NM	42	NM	366	NM	161	NM
Net income (loss) attributable to Potbelly Corporation	$2,655	2.2%	$(2,483)	(2.4)%	$4,345	1.0%	$(23,784)	(6.3)%

Net income (loss) per common share attributable to common stockholders:
Basic	$0.09		$(0.09)		$0.15		$(0.86)
Diluted	$0.09		$(0.09)		$0.15		$(0.86)
Weighted average common shares outstanding:
Basic	28,812		28,372		28,625		27,640
Diluted	28,939		28,372		29,065		27,640
______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Net income (loss) attributable to Potbelly Corporation, as reported	$2,655	$(2,483)	$4,345	$(23,784)
Impairment, loss on disposal of property and equipment and shop closures(1)	775	628	4,754	5,125
Gain on extinguishment of debt	—	—	(10,191)	—
Total adjustments before income tax	775	628	(5,437)	5,125
Income tax adjustments(2)	(802)	276	1,024	4,222
Total adjustments after income tax	(27)	904	(4,413)	9,347
Adjusted net income (loss) attributable to Potbelly Corporation	$2,628	$(1,579)	$(68)	$(14,437)

Net income (loss) attributable to Potbelly Corporation per share, basic	$0.09	$(0.09)	$0.15	$(0.86)
Net income (loss) attributable to Potbelly Corporation per share, diluted	$0.09	$(0.09)	$0.15	$(0.86)

Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$0.09	$(0.06)	$(0.00)	$(0.52)
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$0.09	$(0.06)	$(0.00)	$(0.52)

Shares used in computing adjusted net income (loss) attributable to Potbelly Corporation:
Basic	28,812	28,372	28,625	27,640
Diluted	28,939	28,372	29,065	27,640

	For the Quarter Ended		For the Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Net income (loss) attributable to Potbelly Corporation, as reported	$2,655	$(2,483)	$4,345	$(23,784)
Depreciation expense	2,802	3,572	11,890	15,909
Interest expense, net	311	249	1,349	963
Income tax expense (benefit)	178	(57)	327	172
EBITDA	$5,946	$1,281	$17,911	$(6,740)
Impairment, loss on disposal of property and equipment and shop closures(1)	775	628	4,754	5,125
Stock-based compensation	819	649	3,265	2,137
Gain on extinguishment of debt	—	—	(10,191)	—
Adjusted EBITDA	$7,540	$2,558	$15,739	$522

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Income (loss) from operations	$3,243	$(2,249)	$(3,804)	$(22,488)
Less: Franchise royalties and fees	1,122	795	4,072	2,769
Franchise marketing expenses	333	100	694	313
General and administrative expenses	10,842	8,618	37,741	31,724
Depreciation expense	2,802	3,572	11,890	15,909
Impairment, loss on disposal of property and equipment and shop closures	775	628	4,754	5,125
Shop-level profit (loss) [Y]	$16,873	$9,874	$47,203	$27,814
Total revenues	$120,151	$102,804	$451,973	$380,052
Less: Franchise royalties and fees	1,122	795	4,072	2,769
Sandwich shop sales, net [X]	$119,029	$102,009	$447,901	$377,283
Shop-level profit (loss) margin [Y÷X]	14.2%	9.7%	10.5%	7.4%

Potbelly Corporation
Consolidated Selected Balance Sheet Data and Selected Operating Data – Unaudited
(Amounts in thousands, except per share data)

	December 25, 2022	December 26, 2021
Selected Balance Sheet Data
Cash and cash equivalents	$15,619	$14,353
Total assets	245,171	253,237
Current portion of long-term debt	—	2,333
Long-term debt, net of current portion	8,550	17,517
Total liabilities	240,898	255,654
Total equity (deficit)	4,273	(2,417)

	For the Quarter Ended		For the Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	384	397	384	397
Franchise shops, end of period	45	46	45	46
Revenue Data:
Company-operated comparable store sales	18.9%	33.8%	18.5%	30.3%

Potbelly Corporation
Footnotes to the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.
2)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate, the change in the Company’s income tax valuation allowance during the period, and the discrete income tax benefit from the carryback of prior year net operating losses and refund of prior year alternative minimum tax credits.